STOCK PLEDGE AGREEMENT

     This STOCK PLEDGE AGREEMENT (the "Agreement"), dated as of this 9th day of February, by and between ALLAN WOLFE of Bedford, New Hampshire ("Pledgee") and PALM DESERT ART PUBLISHERS, LTD., a California corporation ("Pledgor"),

                                WITNESSETH THAT:

     WHEREAS, the Pledgor is the controlling shareholder of Palm Desert Art, Inc. (f/k/a Database Technologies, Inc.) ("DBI")

     WHEREAS, DBI is indebted to Pledgee and desires Pledgee to accept its promissory note (the "Note");

     WHEREAS, to induce Pledgee to accept the Note, Pledgor has executed and delivered to the Pledgee its guaranty of the Note ("the "Guaranty") and has agreed to pledge to Pledgee all shares of the capital stock of DBI that it now owns or may hereafter acquire and all securities convertible into such capital stock (the "Shares") as security for the Guaranty, subject, nevertheless, to the terms and conditions hereof.

     NOW, THEREFORE, the parties hereto, in consideration of the premises set forth herein and each intending to be legally bound hereby, do covenant and agree as follows:

     1. Pledged Stock. The term "Pledged Stock" shall mean the Shares, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of any of such Shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by the Pledgor.

     2. Delivery. Upon the execution and delivery hereof, the Pledgor shall deliver to the Pledgee all certificates for the Pledged Stock, endorsed in blank and with undated stock powers duly executed in blank attached.

     3. Security Interest.

          (a) As security for the full and timely performance of all of its obligations (the "Obligations") under the Guaranty, the Pledgor hereby grants to the Pledgee a lien upon and a security interest in the Pledged Stock. In addition to the rights granted hereby, the Pledgee shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

          (b) At any time the Pledgee, at its option, may have any part or all of the Pledged Stock registered in its name or that of its nominee, and the Pledgor hereby covenants that, upon the Pledgee's request, the Pledgor will cause the issuer, transfer agent or registrar of the Pledged Stock to effect


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     such registration.

               (i) If that shall be done prior to the occurrence of an event of default under the Note (an "Event of Default"), the Pledgor shall nevertheless retain all voting rights with respect to the Pledged Stock, and, for that purpose, the Pledgee shall execute and deliver to the Pledgor a conditional revocable proxy or proxies, substantially in the form of Exhibit I hereto, with respect to all of the shares of Pledged Stock (which proxies shall expire automatically upon the occurrence of an Event of Default). Unless and until an Event of Default has occurred, Pledgee shall not cause the Pledged Stock to be registered in its name without first giving 48 hours' written notice to Pledgee.

               (ii) Immediately and without further notice, upon the occurrence of an Event of Default and so long as the same shall continue, whether or not the Pledged Stock shall have been registered in the name of the Pledgee or its nominee, the Pledgee or its nominee shall have the right to exercise all voting rights as to all shares and with respect to all of the Pledged Stock, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but (1) the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and (2) Pledgee may by written notice to Pledgor relinquish, either partially or completely in accordance with any terms or conditions Pledgee may set forth in such notice, any or all voting rights Pledgee may acquire pursuant to this Section 3(b)(ii).

          (c) Unless an Event of Default shall have occurred and be continuing and notwithstanding the security interest created in the Pledged Stock hereunder, the Pledgor shall be entitled to receive for its own use all dividends declared and paid on the Pledged Stock, and, if the Pledgee has elected to cause the Pledged Stock to be registered in its name or the

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     name of its nominee,  it shall receive all dividends  paid upon the Pledged
     Stock as the trustee of the Pledgor and promptly pay over all such dividends to the Pledgor in the form in which they were received. Upon the occurrence of an Event of Default, the Pledgee may require any such cash dividends to be delivered to the Pledgee as additional security hereunder or applied toward the satisfaction of the Obligations.

          (d) Upon the occurrence of an Event of Default, the Pledgee may, without demand of performance or other demand, advertisement or notice
     (except the notice specified below of the time and place of public or private sale) of any kind to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, or agree to do so, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make distribution thereof as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

          (e) The proceeds of any such disposition other action by the Pledgee shall be applied as follows:

               (i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys' fees and legal expenses;

               (ii) Second, to the satisfaction of the Obligations;

               (iii) Third, to the Pledgor to the extent of any surplus.

          (f) Except as may otherwise be expressly required by applicable law, the Pledgee need not give more than five (5) days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice the Pledgor hereby deems reasonable; provided, however,


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     that the Pledgee at any time,  without any notice to the Pledgor,  may sell any shares of Pledged Stock for which a market exists at the market price for such shares.

     4. Representations and Warranties of the Pledgor. The Pledgor represents and warrants that:

          (a) It has all requisite power and authority to enter into this Agreement, to pledge the Pledged Stock, and to carry out the transactions contemplated hereby.

          (b) It is the legal and beneficial owner of all of the Pledged Stock.

          (c) All of the shares of Pledged Stock have been duly and validly issued, are fully-paid and nonassessable, and are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest therein or in the proceeds thereof, except such as are granted hereunder.

          (d) There are no restrictions upon the transfer of the Pledged Stock; the Pledgor has the right to transfer the Pledged Stock free of any encumbrances, without obtaining the consents of other stockholders or third parties.

          (e) The execution and delivery of this Agreement and the performance of its terms will not result in any violation of any provision of the Pledgor's charter or bylaws, or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Pledgor or any of its property.

          (f) Upon delivery of the Pledged Stock to the Pledgee or its nominee, this Agreement shall create a valid first lien upon and perfected security interest in, the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Stock.

     5. Covenants of Pledgor. Pledgor covenants as follows:

          (a) The Pledgor hereby covenants that until all of the Obligations have been satisfied in full it will not sell, convey or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or other security interest in any of the Pledged Stock or the proceeds thereof, other than that created hereby.


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



          (b) The Pledgor hereby covenants that until all of the Obligations have been satisfied in full it will not consent to or approve of the issuance of any additional shares of any class of capital stock of any issuer of the Pledged Stock, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other commitments entitling any person to purchase or otherwise acquire any such shares.

          (c) If, during the term of this Agreement, any stock dividend, reclassification, adjustment or other changes are made or declared in the capital structure of DBI, all new, substituted and additional shares or other securities issued by reason of any such change shall be held by the Pledgor under the terms of this Agreement and delivered to the Pledgee and become subject to this Agreement in the same manner as the shares of Pledged Stock originally pledged hereunder.

          (d) If, during the term of this Agreement, subscription warrants or other rights or options shall be issued in respect of shares of Pledged Stock, such warrants, rights and options shall immediately be assigned by the Pledgor to the Pledgee and (if exercised by the Pledgor) all new stock or other securities issued pursuant thereto shall likewise be immediately assigned to the Pledgee to be held under the terms of this Agreement in the same manner as the shares of Pledged Stock originally pledged hereunder.

          (e) The Pledgor, at its own expense, shall defend the Pledgee's right, title and interest in and to the Pledged Stock against the claims of all third persons.

     6. Pledgee's Rights Remedies and Duties.

          (a) The rights granted to the Pledgee hereunder are the rights of a secured party. Accordingly, except as otherwise expressly provided herein, Pledgee shall have no right to exercise any right of ownership of the Shares or sell, pledge, encumber, assign or transfer the Shares, except upon the lawful exercise of its rights as a secured party.

          (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it to the Pledgor.

          (c) No course of dealing between the Pledgor and the Pledgee, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Pledgee hereunder or under the Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any

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



     right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (d) The rights and remedies provided herein and in the Guaranty and in all other agreements, instruments and documents delivered pursuant to or in connection with the Guaranty are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

     7. Termination of Security Interest. Upon payment and performance in full of the Obligations, this Agreement and the security interest created hereunder shall terminate and be without further force and effect, whereupon the Pledgee shall re-deliver the shares of Pledged Stock (or such of them as have not been sold or otherwise disposed of hereunder) to the Pledgor, endorsed in blank and with blank stock powers attached, together with a written cancellation of any proxies then outstanding.

     8. Further Assurances. The Pledgor shall at any time, and from time to time, execute and deliver upon the written request of the Pledgee such further documents and do such further acts and things as the Pledgee may reasonably request to effect the purposes of this Agreement, including, without limitation, delivering to the Pledgee upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Stock in form satisfactory to the Pledgee. Until receipt thereof, this Agreement shall constitute the Pledgor's proxy to the Pledgee or its nominee to vote all shares of Pledged Stock then registered in the Pledgor's name at any and all such times as Pledgee has the right to vote such shares pursuant to the terms of this Agreement. The power of attorney granted hereby is coupled with an interest and is irrevocable.

     9. Notices.

          (a) The Pledgor will promptly deliver to the Pledgee all written notices and will promptly give the Pledgee written notice of any other notices received by it with respect to Pledged Stock, and the Pledgee will promptly give like notice to the Pledgor of any such notices received by it or its nominee.

          (b) All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed, if to the Pledgee, to:


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



               Allan Wolfe
               20 Commerce Park North
               Bedford, New Hampshire 03110

     with a copy to:

               Edward L. Hahn, Esq.
               McLane, Graf, Raulerson & Middleton, P.A.
               900 Elm Street
               P.O. Box 326
               Manchester, New Hampshire 03105-0326

     and if to the Pledgor, to:

               Palm Desert Art Publishers, Ltd.
               39-725 Garand Lane, Suite J
               Palm Desert, California 92211

     with a copy to:

               Daniel W. Dowe, Esq.
               Dowe & Dowe
               67 Wall Street, Suite 2411
               P.O. Box 326
               New York, New York 10005

     or in accordance with any unrevoked written direction from either party to the other party hereto.

     10. Modification. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     11. Choice of Law. This Agreement shall be deemed to be a contract under the laws of the State of Delaware for all purposes shall be governed by and construed and enforced in accordance with the laws of said State. Any action or other judicial proceeding for the enforcement of this contract or any of its provisions may be instituted in any court of competent jurisdiction.

     12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Pledgor and the Pledgee and their respective successors and assigns.

     13. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the remaining provisions hereof.

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     14.   Prior   Understandings.   This   Agreement   supersedes   all   prior
understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

     WITNESS the due execution hereof as of the day and year first above written.

                                        ALLAN WOLFE






                                        PALM DESERT ART PUBLISHERS, LTD.


                                        By: ss/Hugh G. Pike
                                            -----------------------------------
                                            Name:
                                            Title:



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


                                                                       EXHIBIT I


                           CONDITIONAL REVOCABLE PROXY


     ALLAN WOLFE does hereby constitute and appoint PALM DESERT ART PUBLISHERS, LTD. with full power of substitution and resubstitution, as its true and lawful attorney-in-fact and proxy to vote all the shares of Database Technologies, Inc. which it has the power to vote at any annual or special meeting of the shareholders of said coproration and at any adjournment thereof to be held while this proxy shall remain outstanding.

     This proxy is issued pursuant to the terms of a certain Stock Pledge Agreement by and between the parties hereto and is subject to the terms and conditions thereof. This proxy is coupled with an interest on the part of Palm Desert Art Publishers, Ltd. in the shares of said corporation and shall be irrevocable so long as it shall remain outstanding; provided, however, that it shall be revoked without any action on the part of any party hereto in the event that an Event of Default (as defined in the Stock Pledge Agreement) shall occur and be continuing.

     WITNESS the due execution hereof as of this ___ day of _______, 1998.



                                        ALLAN WOLFE


                                        ss/Allan S. Wolfe
                                        ---------------------------------------